Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals to Participate in Cowen’s 4th Annual

Cannabis Conference

Vancouver, BC – November 23, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the development, manufacturing and commercialization of rare cannabinoids, today announced that InMed’s management team is scheduled to participate in Cowen’s 4th Annual Cannabis Conference to be held virtually on November 29 – December 1, 2021.

Cowen’s 4th Annual Cannabis Conference

Date: November 29 - December 1, 2021

Management will be available for virtual one-on-one meetings with institutional and corporate clients of the firm. To request 1-on-1 meetings with the Company, please contact your Cowen institutional representative or visit the conference website at https://www.cowen.com/conferences-and-events/4th-annual-cannabis-conference/

Cowen’s 4th Annual Cannabis Conference is a three-day conference comprising of topical panel discussions with C-Suite presenters, hosted by Cowen Research and Washington Research Group analysts, and virtual one-on-one meetings.

About InMed: InMed Pharmaceuticals is a global leader in the development, manufacturing and commercialization of rare cannabinoids. Together with its subsidiary, BayMedica, the Company has unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. InMed is a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Edison Group:

Joe Green/Laine Yonker

T: +1.646.653.7030/+1.646.653.7035

E: jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: participating in Cowen’s 4th Annual Cannabis Conference; delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs; and developing a pipeline of cannabinoid-based pharmaceutical drug candidates. All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.